Exhibit 23.1

                Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration
 Statement on
Form S-8 of LSI Logic Corporation of our report dated January 17, 1996 appearing on
page 37 of the Annual Report on Form 10-K for the year ended December 31, 1995.
  We
also consent to the incorporation by reference of our report on the Financial
 Statement
Schedule, which appears of page S-2 of such Annual Report on Form 10-K.




PRICE WATERHOUSE
San Jose, California
September 25, 1996